Exhibit 99.1

INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com

MEDIA CONTACTS:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Previews

First Quarter 2020 Preliminary Results

and Announces Earnings Conference Call

LEAWOOD, KANSAS - (June 3, 2020) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), today released preliminary results for the first quarter ended March 31, 2020. The preliminary results are unaudited, subject to completion of the company’s quarterly financial reporting process, based on information known by management as of the date of this press release and do not represent a comprehensive statement of our financial results for the three months ended March 31, 2020.

AMC expects:

•	Total revenues for the three months ended March 31, 2020 to be approximately $941.5 million compared to $1,200.4 million for the three months ended March 31, 2019.

•	Net Loss for the first quarter of 2020 to be between $2,117.3 million and $2,417.3 million, based on an impairment charge related to estimated long lived assets, indefinite-lived intangible assets and goodwill of $1,800.0 million to $2,100.0 million, compared to a net loss of $130.2 million for the three months ended March 31, 2019.

•	Adjusted Net Loss for the first quarter of 2020 to be $224.5 million compared to $101.8 million in the same period a year ago. Adjusted Net Loss normalizes results for the impact of fair-value remeasurement of the derivative liability and derivative asset related to the Company’s Convertible Notes due 2024 and the impact related to the impairment of long lived assets, indefinite-lived intangible assets and goodwill and removes the income tax impact of the Spain and Germany valuation allowance.

•	Net cash provided by (used in) operating activities, investing activities and financing activities to be $(184.0) million, $(87.4) and $312.4, respectively, compared with $1.4 million, $(98.5) million and $(33.9) million for the three months ended March 31, 2019, respectively.

•	First quarter 2020 Adjusted Free Cash Flow to be ($220.0) million and Free Cash Flow to be ($275.7) million, compared to ($49.8) million and ($113.4) million last year, respectively.

•	First quarter 2020 Adjusted EBITDA to be $3.1 million compared to $108.2 million in the same period a year ago.

Adjusted EBITDA, Adjusted Net Loss, Free Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures, and tables reconciling these non-GAAP financial measures to the nearest financial measure calculated in accordance with GAAP are included in this release.

Financial Information Subsequent to the end of the First Quarter 2020

As of April 30, 2020, AMC had a cash balance of $718.3 million, including borrowings in March 2020 of (i) $215.0 million (the full availability net of letters of credit) under our $225.0 million senior secured revolving credit facility due April 22, 2024 (the “AMC Revolving Credit Facility”), (ii) £89.2 million (approximately $111 million USD, the full availability net of letters of credit) under our £100 million revolving credit facility due February 14, 2022 (the “Odeon Revolving Credit Facility” and, together with the AMC Revolving Credit Facility, the “Revolving Credit Facilities”) under the revolving credit facility agreement dated December 7, 2017 (the “Odeon Credit Agreement”), and (iii) borrowings in April 2020 of 10.5% Senior Secured Notes due 2025.

First Quarter 2020 Earnings Conference Call and Webcast

AMC expects to report its complete financial results for the first quarter ended March 31, 2020, after the market closes on Tuesday, June 9, 2020. The Company will host a conference call and webcast for investors and interested parties at 4:00 p.m. CST/5:00 p.m. EST the same day. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

•	Date: Tuesday, June 9, 2020

•	Time: 4:00 p.m. CST/5:00 p.m. EST

•	Dial-In Number: (877) 407-3982; International - (201) 493-6780

An archive of the webcast will be available on the Company’s website after the call for a limited time.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the three months ended March 31, 2020. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 1,000 theatres and 11,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States' top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas of the United States. AMC is also #1 or #2 in market share in 12 of the 15 countries it serves in North America, Europe and the Middle East. For more information, visit www.amctheatres.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, our liquidity and our preliminary financial results. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to the expected timing of and future actions with respect to the Exchange Offers and Consent Solicitations and statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general, including AMC’s response to the COVID-19 virus related to suspension of operations at theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at AMC’s facilities to protect the health and well-being of AMC’s customers and employees; the general volatility of the capital markets and the market price of AMC’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in the Offering Memorandum, the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(tables follow)

AMC Entertainment Holdings, Inc.

Reconciliation of Adjusted EBITDA

(unaudited, dollars in millions)

	Three Months Ended
	March 31, 2020 (Preliminary Estimates)		Three Months Ended
	Low Range	High Range	March 31, 2019
Reconciliation of Adjusted EBITDA:
Net loss	$(2,117.3)	$(2,417.3)	$(130.2)
Plus:
Income tax provision	68.2	68.2	5.7
Interest expense	82.9	82.9	83.6
Depreciation and amortization	122.5	122.5	113.0
Impairment of long lived assets, indefinite-lived intangible assets and goodwill	1,800	2,100	—
Certain operating expenses (2)	2.1	2.1	2.5
Equity in earnings of non-consolidated entities (3)	2.9	2.9	(6.5)
Cash distributions from non-consolidated entities (4)	7.6	7.6	10.5
Attributable EBITDA (5)	(0.1)	(0.1)	0.9
Investment expense (income)	2.2	2.2	(16.1)
Other expense (6)	26.9	26.9	29.9
Other non-cash rent (7)	2.3	2.3	7.6
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (8)	0.2	0.2	3.3
Stock-based compensation expense (9)	2.7	2.7	4.0
Adjusted EBITDA (1)	$3.1	$3.1	$108.2

(1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings plus (i) income tax provision, (ii) interest expense and (iii) depreciation and amortization, and further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include any cash distributions of earnings from our equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net earnings as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA:

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	excludes income tax payments that represent a reduction in cash available to us;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	does not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

(2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

(3)	Equity in (earnings) loss of non-consolidated entities was primarily due to equity in loss from DCIP of $1.9 million for the three months ended March 31, 2020 and equity in earnings from DCIP of $5.6 million for the three months ended March 31, 2019.

(4)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations

(5)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

AMC Entertainment Holdings, Inc.

Reconciliation of Attributable EBITDA

(unaudited, dollars in millions)

	Three Months Ended
	March 31, 2020	March 31, 2019
Equity in (earnings) loss of non-consolidated entities	$2.9	$(6.5)
Less:
Equity in (earnings) loss of non-consolidated entities excluding	2.1	(6.0)
Equity in earnings (loss) of International theatre joint ventures	(0.8)	0.5
Income tax benefit	(0.1)	—
Investment income	(0.2)	(0.2)
Depreciation and amortization	0.8	0.6
Other expense	0.2	—
Attributable EBITDA	$(0.1)	$0.9

(6)	Other expense for the three months ended March 31, 2020 and March 31, 2019 was primarily due to the decrease in the fair value of the Company’s derivative asset for the contingent call option related to the Class B common stock purchase and cancellation agreement of $20.1 million and $15.1 million expense, respectively, the change in fair value of the Company’s derivative liability for the embedded conversion feature in the Company’s Convertible Notes due 2024 of a gain of $0.5 million and loss of $13.3 million, respectively, and foreign currency transaction losses of $2.0 million and $0.5 million, respectively. Other expense includes $5.3 million of non-cash expense related to the lease guarantees during the three month period ended March 31, 2020.

(7)	Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842 and deferred rent benefit related to the impairment of right-of use operating lease assets in calendar year 2019 due to the adoption of ASC 842.

(8)	Merger, acquisition and transition costs is excluded as it is non-operating in nature.

(9)	Non-cash or non-recurring included in General and Administrative: Other

Reconciliation of Adjusted Net Loss:

(dollars in millions)

(unaudited)

	Three Months Ended
	March 31, 2020 (Preliminary Estimates)		Three Months Ended
	Low Range	High Range	March 31, 2019
Net loss	$(2,117.3)	$(2,417.3)	$(130.2)
Calculation of adjusted net loss
Impairment of long lived assets, indefinite-lived intangible assets and goodwill	1,800	2,100	—
Marked-to-market loss (gain) on derivative asset	20.1	20.1	15.1
Marked-to-market loss (gain) on derivative liability	(0.5)	(0.5)	13.3
Tax provision for Spain and Germany valuation allowance	73.2	73.2	—
Adjusted net loss	$(224.5)	$(224.5)	$(101.8)

We present adjusted net loss as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a year-over-year normalized basis. Adjusted net loss eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net loss, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net loss is a non-U.S. GAAP financial measure and should not be construed as an alternative to net loss as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net loss and may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Adjusted Free Cash Flow and Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31
	2020	2019
Net cash provided by operating activities	$(184.0)	$1.4
Plus:
Merger, acquisition and other costs (2)	0.2	3.3
Less:
Maintenance capital expenditures (3)	20.1	19.3
Landlord contributions (5)	16.1	35.2
Adjusted free cash flow (1)	$(220.0)	$(49.8)

	Quarter Ended
	March 31
	2020	2019
Net cash provided by operating activities	$(184.0)	$1.4
Less: total capital expenditures	(91.7)	(114.8)
Free cash flow (1)	$(275.7)	$(113.4)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (4)	$49.3	$70.5
Maintenance capital expenditures (3)	20.1	19.3
Change in construction payables (6)	22.3	25.0
Total capital expenditures	$91.7	$114.8

AMC is disclosing non-U.S. GAAP financial measures “Adjusted Free Cash Flow” and “Free Cash Flow” as measures of our liquidity. We believe these measures are indicative of our ability to generate cash in excess of maintenance capital expenditures and certain other non-operating costs and for other uses including repayment of our corporate borrowings and generating cash for growth opportunities.

1)	We present “Adjusted Free Cash Flow” and “Free Cash Flow” as supplemental measures of our liquidity. Management uses Adjusted Free Cash Flow measure and we believe it is helpful to investors as an indication of our ability to generate cash in-excess-of maintenance capital expenditures and certain other non-operating and costs and for other uses including repayment of our corporate borrowings and generating cash for growth opportunities. Adjusted Free Cash Flow is a non-U.S. GAAP financial measure and is defined as net cash provided by operating activities, plus merger, acquisition and other costs, less maintenance capital expenditures and landlord contributions. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. It should be considered in addition to, not a substitute for or superior to net cash provided by operating activities.

Free cash flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The term adjusted free cash flow and free cash flow may differ from similar measures reported by other companies. Also provided is a reconciliation of Capital Expenditures disclosed in the Consolidated Statement of Cash Flows made up of growth capital expenditures, maintenance capital expenditures and change in construction payables as further explanation of the components of adjusted free cash flow.

2)	Merger, acquisition and other costs are excluded as they are non-operating.

3)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

4)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities. We did not deduct these from adjusted free cash flow because they are discretionary, and the related benefits may not be fully reflected in our net cash provided by operating activities.

5)	Landlord contributions represent reimbursements in our strategic growth initiatives by our landlords.

6)	Change in construction payables are changes in amounts accrued for capital expenditures and are not deducted or added back to Adjusted Free Cash Flow and Free Cash Flow as they fluctuate significantly from period to period based on the timing of actual payments.

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